                                                                    EXHIBIT 99.1



For Immediate Release

INVESTOR CONTACT:
Elizabeth Boland:          617-673-8000

MEDIA CONTACT:
Ilene Hoffer:              617-673-8000


                    BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
                      SECOND QUARTER 2005 FINANCIAL RESULTS


BOSTON, MA - (July 26, 2005) - Bright Horizons Family Solutions, Inc. (Nasdaq:
BFAM) today announced financial results for the second quarter ended June 30, 2005.

Earnings per diluted share of $0.33 in the quarter ended June 30, 2005 increased 32% from $0.25 per diluted share for the quarter ended June 30, 2004. Revenue for the second quarter of 2005 increased 15% to $157.0 million from $136.8 million for the same quarter last year. Net income for the second quarter of 2005 increased 38% to $9.5 million from $6.9 million in the second quarter of 2004.

Earnings per diluted share of $0.63 for the six months ended June 30, 2005 increased 34% from $0.47 per diluted share for the six months ended June 30, 2004. Revenue for the first six months of 2005 increased 15% to $307.8 million from $268.1 million for the same period last year. Net income for the first six months of 2005 increased 37% to $17.8 million from $13.0 million in the first six months of 2004.

"We are pleased to report strong results again this quarter," said David Lissy, Chief Executive Officer. "I am proud of the way we have continued to grow and strengthen our organization as we deliver on our mission to provide high-quality early education and important work/life supports for the children, families, and clients we serve."

During the second quarter, Bright Horizons expanded its network to include new centers in the US for National City Bank, Huntington Bank, The Venetian Resort Hotel, Sioux Valley Hospital and for the Health Protection Agency in the UK. The Company closed five centers and at the end of the second quarter operated 577 early care and education centers, with the capacity to serve 64,240 children and families.

"During this past quarter we announced an agreement to acquire ChildrenFirst, a leading provider of employer-sponsored back-up child care," said Lissy. "We have long respected ChildrenFirst for the quality of their centers and the strong value proposition that they have offered to employers around back-up child care. This combination will provide a strong platform and an enhanced level of service for our current and prospective client partners and their working families." The Company expects to close the transaction late in the third quarter of 2005.

Bright Horizons Family Solutions will host an investor conference call today at 4:30 pm ET. The public is invited to listen to the conference call by dialing 713-481-0095. Replays of the entire call will be available through Friday, August 5, 2005 at 973-341-3080, PIN# 6252946. The conference call will also be webcast and can be accessed through the Investor Relations section of the Bright Horizons Web site, www.brighthorizons.com. A copy of this press release is available on the Web site.


                                      ####

Bright Horizons Family Solutions is the world's leading provider of employer-sponsored child care, early education and work/life consulting services, managing 577 early care and family centers in the United States, the United Kingdom, Ireland and Canada. Bright Horizons serves more than 400 clients, including more than 80 FORTUNE 500 companies and more than half of the "100 Best Companies for Working Mothers," as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work For."

This press release contains forward-looking statements which involve a number of risks and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company to 1) execute contracts relating to new commitments, 2) enroll families in new as well as existing centers, and 3) open new centers and complete acquisitions under negotiated terms, as well as other factors that are discussed in detail in the Company's filings with the Securities and Exchange Commission.

                        Bright Horizons Family Solutions
                         Selected Financial Information
                                   (Unaudited)
                      (in thousands except per share data)


                                                                       Three months ended
                                                  --------------------------------------------------------------
                                                           6/30/2005                         6/30/2004
                                                  -----------------------------     ----------------------------
Revenue                                           $ 157,017              100.0%     $ 136,800              100.0%

Cost of services                                    128,279               81.7%       113,799               83.2%
                                                  ---------         ----------      ---------         ----------
Gross profit                                         28,738               18.3%        23,001               16.8%

Selling, general and administrative expenses         12,763                8.1%        10,986                8.0%
Amortization                                            384                0.3%           246                0.2%
                                                  ---------         ----------      ---------         ----------

Income from operations                               15,591                9.9%        11,769                8.6%

Net interest income                                     370                0.3%            60                0.0%
                                                  ---------         ----------      ---------         ----------

Income before income taxes                           15,961               10.2%        11,829                8.6%

Income tax provision                                 (6,500)              -4.2%        (4,951)              -3.6%
                                                  ---------         ----------      ---------         ----------

Net income                                        $   9,461                6.0%     $   6,878                5.0%
                                                  =========       ============      =========         ==========

Per share data:
---------------
Net income per share - basic                      $    0.35                         $    0.26
                                                  =========                         =========
Weighted average number of common
 shares outstanding                                  27,057                            26,470
                                                  =========                         =========

Net income per share - diluted                    $    0.33                         $    0.25
                                                  =========                         =========
Weighted average number of common
and common equivalent shares                         28,365                            27,758
                                                  =========                         =========

Supplemental Information:
------------------------
Earnings before interest, taxes,                  $  19,045                         $  14,819
   depreciation and amortization (EBITDA)*

Reconciliation of net income to EBITDA:

Net income, as reported                           $   9,461                         $   6,878
Add back income tax provision                         6,500                             4,951
Less net interest income                               (370)                              (60)
                                                  ---------                         ---------
Income from operations                               15,591                            11,769
Add back depreciation                                 3,070                             2,804
Add back amortization                                   384                               246
                                                  ---------                         ---------
EBITDA                                            $  19,045                         $  14,819


* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.

                        Bright Horizons Family Solutions
                         Selected Financial Information
                                   (Unaudited)
                      (in thousands except per share data)



                                                                       Six months ended
                                                  ---------------------------------------------------------------
                                                            6/30/2005                          6/30/2004
                                                  ----------------------------      -----------------------------
Revenue                                           $ 307,775              100.0%     $ 268,147               100.0%
                                                  ---------           --------      ---------            --------

Cost of services                                    252,134               81.9%       224,205                83.6%
                                                  ---------           --------      ---------            --------
Gross profit                                         55,641               18.1%        43,942                16.4%

Selling, general and administrative expenses         25,322                8.2%        21,279                 7.9%
Amortization                                            760                0.3%           444                 0.2%
                                                  ---------           --------      ---------            --------

Income from operations                               29,559                9.6%        22,219                 8.3%

Net interest income                                     597                0.2%            95                 0.0%
                                                  ---------           --------      ---------            --------

Income before income taxes                           30,156                9.8%        22,314                 8.3%

Income tax provision                                (12,336)              -4.0%        (9,333)               -3.5%
                                                  ---------           --------      ---------            --------

Net income                                        $  17,820                5.8%     $  12,981                4.8%
                                                  =========           ========      =========            ========

Per share data:
Net income per share - basic                      $    0.66                         $    0.49
                                                  =========                         =========
Weighted average number of common
 shares outstanding                                  26,976                            26,360
                                                  =========                         =========

Net income per share - diluted                    $    0.63                         $    0.47
                                                  =========                         =========
Weighted average number of common
and common equivalent shares                         28,285                            27,701
                                                  =========                         =========

Supplemental Information:

Earnings before interest, taxes,                  $  36,346                         $  28,153
     depreciation and amortization (EBITDA)*

Reconciliation of net income to EBITDA:

Net income, as reported                           $  17,820                         $  12,981
Add back income tax provision                        12,336                             9,333

Less net interest income                               (597)                              (95)
                                                  ---------                         ---------
Income from operations                               29,559                            22,219
Add back depreciation                                 6,027                             5,490

Add back amortization                                   760                               444
                                                  ---------                         ---------
EBITDA                                            $  36,346                         $  28,153

* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.